Exhibit 99.1

  DeVry Inc. Reports Fiscal 2004 Third Quarter Results, Spring Term Enrollment
                    at DeVry University and Ross University

     OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--April 20, 2004--DeVry Inc. (NYSE:
DV), an international higher-education company, today reported financial results for the third quarter and nine months of fiscal year 2004 ended March 31, 2004. DeVry Inc. also announced spring term student enrollments at DeVry University and Ross University.
     Revenues for the quarter were $196.8 million, a 16.2 percent increase compared with $169.4 million for the same period one year ago. Revenues for the nine-month period ended March 31, 2004 were $584.8 million versus $505.2 million for the same period last year, an increase of 15.8 percent.
     Net income for the quarter totaled $16.3 million, or $0.23 per share, compared with $14.9 million, or $0.21 per share, for the same period last year. For the first nine months of fiscal 2004, net income was $42.4 million, or $0.60 per share, compared with $49.0 million, or $0.70 per share, for the previous year, which included $8.2 million or $0.12 per share of certain non-recurring income tax benefits.
     "During the third quarter, Becker Professional Review experienced lower enrollment and reduced revenues and operating profits in its certified public accountant exam preparation courses," said Dennis J. Keller, chairman and co-chief executive officer of DeVry Inc. The decline in operating earnings from Becker operations in the third quarter of 2004 compared to the third quarter of 2003 was approximately $0.04 per share. "Because of a change in the CPA exam schedule and a new computer-based test format, many students elected to defer their preparatory coursework until after the new exam was implemented. Becker has enhanced its product to adapt to the new exam and we expect to benefit in the future as candidates take advantage of a more flexible test timetable," Mr. Keller added.
     At DeVry University, new undergraduate student enrollment for the 2004 spring term increased 6.1 percent to 8,366, compared with 7,885 in the previous year. Total undergraduate student enrollment in the 2004 spring term was 40,870, a decline of 3.1 percent, compared to 42,192 for the 2003 spring term. These results exclude enrollments at DeVry's Toronto location, which last enrolled new students in July 2003.
     During fiscal 2004, Keller Graduate School of Management (KGSM) aligned its academic calendar with that of DeVry University. Graduate coursework is now completed in six 8-week terms as opposed to five 10-week terms in the prior KGSM calendar. For the March 2004 term, the number of coursetakers at KGSM increased
3.5 percent to 11,812 compared with 11,413 in the April term last year. The fiscal year 2004 annual coursetaker enrollment at KGSM is expected to increase by more than 20 percent from the previous year.
     The total number of online undergraduate and graduate coursetakers for the 2004 spring term increased 110.4 percent to 11,032 compared with 5,244 in the same term a year ago.
     The total number of students enrolled at Ross University for the 2004 January term was 3,229 compared to 2,906 in the same period last year, an increase of 11.1 percent. Ross University experiences seasonal enrollment patterns similar to DeVry University, with slower growth in the spring term than in other terms.
     During the quarter, DeVry announced the opening of a DeVry University Center (DVUC) in Gurnee, Illinois, giving the university its 11th Chicago area location. Also, DeVry recently announced the opening of a Sacramento, California, Level II regional facility and its third location in the greater Philadelphia area. Effective with the opening of these centers in July 2004, DeVry University will operate 69 physical locations across North America, which includes 24 campuses and 45 centers.

     DeVry Inc. will hold a conference call to discuss third-quarter financial results on April 20, 2004, at 4:30 p.m. Eastern Time. To participate in the conference call, please dial 800-240-2430 (domestic) or 303-262-2141 (international). Investors may also participate by live web simulcast by visiting http://investor.devry.com. A telephone replay of the earnings call will be available until April 30, 2004, at 800-405-2236 (domestic) or 303-590-3000
(international), conference code 576538.

     DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

Spring 2004 Enrollment Results
---------------------------------
DeVry University (excluding       Spring 2004  Spring 2003  Increase/
 Toronto)                                                   (Decrease)
New undergraduate students
 (onsite/online)                       8,366        7,885         6.1%
Total undergraduate students
 (onsite/online)                      40,870       42,192       (3.1%)

                                   March 2004   April 2003  Increase/
                                                            (Decrease)
Graduate coursetakers
 (onsite/online)                      11,812       11,413         3.5%
Online coursetakers(1)                11,032        5,244       110.4%

                                 January 2004 January 2003  Increase/
                                                            (Decrease)
Ross University                        3,229        2,906        11.1%

     (1) Online coursetakers are included in the new and total undergraduate and graduate coursetaker counts.

     Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.


Third Quarter Ended March 31:
-------------------------------------
                                           Fiscal Year    Fiscal Year
                                               2004           2003
                                     --------------------------------
Revenues                                $196,800,000    $169,367,000
Net Income                                16,295,000      14,892,000

Earnings Per Common Share
     Basic                                     $0.23           $0.21
     Diluted                                   $0.23           $0.21

Number of Common Shares
     Basic                                70,187,000      69,943,000
     Diluted                              70,885,000      70,278,000

Nine Months Ended March 31:
-------------------------------------
                                           Fiscal Year    Fiscal Year
                                               2004           2003
                                     --------------------------------
Revenues                                $584,842,000    $505,184,000
Net Income                                42,365,000      48,999,000

Earnings Per Common Share
     Basic                                     $0.60           $0.70
     Diluted                                   $0.60           $0.70

Number of Common Shares
     Basic                                70,088,000      69,927,000
     Diluted                              70,703,000      70,271,000

December 31:
-------------------------------------
Actual Shares Outstanding                 70,281,623      69,953,575


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                             PRELIMINARY


                                    March 31,   June 30,    March 31,
                                      2004        2003        2003
                                  ------------ ---------- ------------
                                   (Unaudited)             (Unaudited)
ASSETS
------

  Current Assets
  --------------

      Cash and Cash Equivalents      $185,029   $108,699     $177,263
      Restricted Cash                  29,998     14,052       39,246
      Accounts Receivable, Net         87,206     24,275       80,523
      Inventories                       1,978      4,315        3,234
      Prepaid Income Taxes                  -          -        2,321
      Deferred Income Taxes             9,944     11,358        5,448
      Prepaid Expenses and Other        9,851      6,988        3,890
                                  ------------ ---------- ------------

         Total Current Assets         324,006    169,687      311,925
                                  ------------ ---------- ------------

  Land, Buildings and Equipment
  -----------------------------

      Land                             60,306     59,888       58,942
      Buildings                       199,341    188,320      176,336
      Equipment                       219,921    207,405      194,300
      Construction In Progress          3,477     12,662        3,498
                                  ------------ ---------- ------------

                                      483,045    468,275      433,076

      Accumulated Depreciation       (202,036)  (182,921)    (172,613)
                                  ------------ ---------- ------------

         Land, Buildings and
          Equipment, Net              281,009    285,354      260,463
                                  ------------ ---------- ------------

  Other Assets
  ------------

      Intangible Assets, Net           89,863    103,330       35,148
      Goodwill                        285,841    280,979       42,391
      Perkins Program Fund, Net        11,991     11,291       10,617
      Other Assets                      4,681      6,003        2,150
                                  ------------ ---------- ------------

         Total Other Assets           392,376    401,603       90,306
                                  ------------ ---------- ------------

TOTAL ASSETS                         $997,391   $856,644     $662,694
                                  ============ ========== ============





                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                             PRELIMINARY


                                    March 31,   June 30,    March 31,
                                      2004        2003        2003
                                  ------------ ---------- ------------
                                   (Unaudited)             (Unaudited)
LIABILITIES
-----------

  Current Liabilities
  -------------------

      Current Maturities of
       Revolving Loan                      $-    $15,000           $-
      Accounts Payable                 58,509     34,094       49,570
      Accrued Salaries, Wages &
       Benefits                        30,203     30,791       35,922
      Accrued Expenses                 26,755     31,767       11,616
      Advance Tuition Payments          8,900     10,568        5,276
      Deferred Tuition Revenue        153,948     16,291      139,860
                                  ------------ ---------- ------------

         Total Current Liabilities    278,315    138,511      242,244
                                  ------------ ---------- ------------

  Non-Current Liabilities
  -----------------------

      Revolving Loan                  105,000    150,000            -
      Senior Debt                     125,000    125,000            -
      Deferred Income Taxes            13,429     13,049        4,899
      Deferred Rent and Other          15,504     14,417       12,816
                                  ------------ ---------- ------------

         Total Non-Current
          Liabilities                 258,933    302,466       17,715
                                  ------------ ---------- ------------

TOTAL LIABILITIES                     537,248    440,977      259,959
                                  ------------ ---------- ------------



SHAREHOLDERS' EQUITY
--------------------

  Common Stock, $0.01 par value,
   200,000,000 Shares Authorized,
   70,281,623, 70,021,513 and
   69,953,575, Shares Issued and
   Outstanding at March 31, 2004,
   June 30, 2003 and
   March 31, 2003, Respectively.          703        701          700
  Additional Paid-in Capital           69,426     67,288       66,561
  Retained Earnings                   389,340    346,975      334,826
  Accumulated Other Comprehensive
   Income                                 674        703          648
                                  ------------ ---------- ------------

TOTAL SHAREHOLDERS' EQUITY            460,143    415,667      402,735
                                  ------------ ---------- ------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                $997,391   $856,644     $662,694
                                  ============ ========== ============



                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                  ----------------------------------
          (Dollars in Thousands Except for Per Share Amounts)
                              (Unaudited)
                              PRELIMINARY

                                 For The Quarter   For The Nine Months
                                 Ended March 31,     Ended March 31,
                               ------------------- -------------------

                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

REVENUES:

   Tuition                     $185,673  $155,166  $550,553  $465,480
   Other Educational             11,077    14,090    34,141    39,391
   Interest                          50       111       148       313
                               --------- --------- --------- ---------

      Total Revenues            196,800   169,367   584,842   505,184
                               --------- --------- --------- ---------

COSTS AND EXPENSES:

   Cost of Educational Services 105,114    88,312   314,199   273,963
   Student Services and
    Administrative Expense       67,045    56,714   205,150   164,442
   Interest Expense               1,885        47     6,013       141
                               --------- --------- --------- ---------

      Total Costs and Expenses  174,044   145,073   525,362   438,546
                               --------- --------- --------- ---------

Income Before Income Taxes       22,756    24,294    59,480    66,638

Income Tax Provision              6,461     9,402    17,115    25,789
Non-Recurring Tax Benefits            -         -         -    (8,150)
                               --------- --------- --------- ---------

NET INCOME                      $16,295   $14,892   $42,365   $48,999
                               ========= ========= ========= =========


EARNINGS  PER  COMMON  SHARE
   Basic                          $0.23     $0.21     $0.60     $0.70
                               ========= ========= ========= =========

   Diluted                        $0.23     $0.21     $0.60     $0.70
                               ========= ========= ========= =========


    CONTACT: DeVry Inc.
             Investor Relations
             Joan Bates, 630-574-1949
              or
             Media Relations
             Jonelle Niffenegger, 630-706-3212